                                                           (RIVERSOURCE(R) LOGO)
                                                                     INVESTMENTS

                    PROSPECTUS SUPPLEMENT -- SEPT. 17, 2007*

RiverSource International Equity Fund (Dec. 29, 2006)                S-6259-99 H

The Fund's Board of Directors has approved in principle the merger of the Fund into RiverSource Disciplined International Equity Fund, a fund that seeks to provide shareholders with long-term growth of capital.

Completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that, pending final approval from the Fund's Directors, proxy materials regarding the merger will be distributed to shareholders during the fourth quarter of 2007, and that a meeting of shareholders to consider the merger will be scheduled for the first quarter of 2008.

For more information about RiverSource Disciplined International Equity Fund, please call 1-888-791-3380 for a prospectus.

EFFECTIVE ON OR ABOUT NOV. 15, 2007, RIVERSOURCE INVESTMENTS, LLC WILL PROVIDE ALL INVESTMENT MANAGEMENT SERVICES TO THE FUND INTERNALLY. PRIOR TO THIS TIME, RIVERSOURCE INVESTMENTS, THE FUND'S INVESTMENT MANAGER, HAD AGREEMENTS WITH THE BOSTON COMPANY ASSET MANAGEMENT, LLC AND MARSICO CAPITAL MANAGEMENT, LLC TO SERVE AS SUBADVISERS TO THE FUND.

The Principal Investment Strategies section for RiverSource International Equity Fund will be revised as follows:

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, at least 80% of the Fund's assets will be invested in equity securities. The Fund's assets are primarily invested in equity securities of foreign issuers or in instruments that provide exposure to foreign equity markets. The Fund may invest in securities of or instruments that provide exposure to both developed and emerging markets issuers. The Fund will provide shareholders with at least 60 days' notice of any change in the 80% policy.

In pursuit of the Fund's objective, the investment manager (RiverSource Investments, LLC) will choose equity investments by employing proprietary, disciplined quantitative methods.

The investment manager's disciplined quantitative approach is designed to identify companies with:

-    Attractive valuations, based on factors such as price-to-earnings ratios;

-    Sound balance sheets; or

-    Improving outlooks, based on an analysis of return patterns over time.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

-    The security is overvalued relative to other potential investments.

- The company does not meet the investment manager's performance expectations.

The universe of stocks from which the investment manager selects the Fund's investments primarily will be those included in the Fund's benchmark, the Morgan Stanley Capital International (MSCI) EAFE Index (MSCI EAFE Index).

In selecting stocks for the Fund to purchase or to sell, the investment manager also employs a rigorous process for evaluating the relationship between the risk associated with each security and its potential for positive returns. This process takes into account factors such as:

-    Limits on positions relative to weightings in the benchmark index.

-    Limits on country and region allocations relative to the benchmark index.

-    Limits on size of holdings relative to market liquidity.

The Fund will normally have exposure to foreign currencies. The investment manager closely monitors the Fund's exposure to foreign currency. From time to time, the investment manager may use forward currency transactions or other derivative instruments on a limited basis to hedge against currency fluctuations. The investment manager may also use derivative instruments, such as options, futures, forward contracts, swaps or structured notes, to produce incremental earnings, to increase flexibility, to gain exposure to a segment of the market or to hedge against existing positions.

S-6259-1 A (9/07)

*    Valid until further notice.

The Principal Risks section has been revised to add the following risks:

DERIVATIVES RISK. Derivatives are financial instruments that have a value which depends upon, or is derived from, the value of something else, such as one or more underlying securities, pools of securities, options, futures, indexes or currencies. Gains or losses involving derivative instruments may be substantial, because a relatively small price movement in the underlying security(ies), instrument, currency or index may result in a substantial gain or loss for the Fund. Derivative instruments in which the Fund invests will typically increase the Fund's exposure to principal risks to which it is otherwise exposed, and may expose the Fund to additional risks, including counterparty credit risk, leverage risk, hedging risk, correlation risk and liquidity risk. Counterparty credit risk is the risk that a counterparty to the derivative instrument becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, and the Fund may obtain no recovery of its investment or may only obtain a limited recovery, and any recovery may be delayed. Hedging risk is the risk that derivative instruments used to hedge against an opposite position, may offset losses, but they may also offset gains. Correlation risk is related to hedging risk and is the risk that there may be an incomplete correlation between the hedge and the opposite position, which may result in increased or unanticipated losses. Liquidity risk is the risk that the derivative instrument may be difficult or impossible to sell or terminate, which may cause the Fund to be in a position to do something the investment manager would not otherwise choose, including, accepting a lower price for the derivative instrument, selling other investments or foregoing another, more appealing investment opportunity. Leverage risk is the risk that losses from the derivative instrument may be greater than the amount invested in the derivative instrument. Certain derivatives have the potential for unlimited losses, regardless of the size of the initial investment. See the SAI for more information on derivative instruments and related risks.

QUANTITATIVE MODEL RISK. Securities selected using quantitative methods may perform differently from the market as a whole for many reasons, including the factors used in building the quantitative analytical framework, the weights placed on each factor, and changing sources of market returns, among others. There can be no assurance that the methodology will enable the Fund to achieve its objective.

The rest of this section remains unchanged.

The information following the second paragraph in the Investment Manager section for RiverSource International Equity Fund has been revised as follows:

INVESTMENT MANAGER

Portfolio Manager(s). The portfolio managers responsible for the Fund's day-to-day management are:

Dimitris J. Bertsimas, Ph.D., Senior Portfolio Manager

-    Joined RiverSource Investments as a portfolio manager in 2002.

- Co-founded Dynamic Ideas, LLC, a consulting firm specializing in the development of quantitative tools for the asset management industry, where he served as Managing Partner, 1999 to 2002. Currently, Boeing Professor of Operations Research, Sloan School of Management and the Operations Research Center, MIT.

- Began investment career as a consultant to asset managers in 1993; became portfolio manager in 2002.

-    MS and Ph.D., MIT.

Alexander M. Sauer-Budge, Portfolio Manager

-    Managed the Fund since 2007.

- Joined RiverSource Investments in 2003 as a Quantitative Analyst after receiving his Ph.D. from MIT (1998-2003).

-    Began investment career in 2003.

-    S.M. and Ph.D., MIT.

The rest of this section remains unchanged.

                                                           (RIVERSOURCE(R) LOGO)
                                                                     INVESTMENTS

                     PROSPECTUS SUPPLEMENT AUGUST 30, 2007*

NAME OF FUND                                            PROSPECTUS DATE   FORM NUMBER
------------                                            ---------------   -----------
RiverSource Absolute Return Currency and Income Fund    Dec. 29, 2006     S-6502-99 C
RiverSource Balanced Fund                               Nov. 29, 2006     S-6326-99 AA
RiverSource California Tax-Exempt Fund                  Feb. 28, 2007     S-6328-99 AE
RiverSource Core Bond Fund                              Sept. 29, 2006    S-6267-99 F
RiverSource Disciplined Equity Fund                     Sept. 29, 2006    S-6263-99 F
RiverSource Disciplined International Equity Fund       Dec. 29, 2006     S-6506-99 C
RiverSource Disciplined Large Cap Growth Fund           April 25, 2007    S-6285-99 A
RiverSource Disciplined Small and Mid Cap Equity Fund   Sept. 29, 2006    S-6505-99 C
RiverSource Disciplined Small Cap Value Fund            Sept. 29, 2006    S-6397-99 C
RiverSource Diversified Bond Fund                       Oct. 30, 2006     S-6495-99 Z
RiverSource Diversified Equity Income Fund              Nov. 29, 2006     S-6475-99 AA
RiverSource Emerging Markets Fund                       Dec. 29, 2006     S-6354-99 R
RiverSource Emerging Markets Bond Fund                  Dec. 29, 2006     S-6398-99 C
RiverSource Equity Value Fund                           May 30, 2007      S-6382-99 V
RiverSource European Equity Fund                        Dec. 29, 2006     S-6006-99 K
RiverSource Floating Rate Fund                          Sept. 29, 2006    S-6501-99 C
RiverSource Global Bond Fund                            Dec. 29, 2006     S-6309-99 AC
RiverSource Global Equity Fund                          Dec. 29, 2006     S-6334-99 AC
RiverSource Global Technology Fund                      Dec. 29, 2006     S-6395-99 L
RiverSource Growth Fund                                 Sept. 29, 2006    S-6455-99 AA
RiverSource Income Opportunities Fund                   Sept. 29, 2006    S-6266-99 F
RiverSource Inflation Protected Securities Fund         Sept. 29, 2006    S-6280-99 E
RiverSource Intermediate Tax-Exempt Fund                Jan. 29, 2007     S-6355-99 R
RiverSource International Aggressive Growth Fund        Dec. 29, 2006     S-6243-99 K
RiverSource International Equity Fund                   Dec. 29, 2006     S-6259-99 H
RiverSource International Opportunity Fund              Dec. 29, 2006     S-6140-99 AD
RiverSource International Select Value Fund             Dec. 29, 2006     S-6242-99 K
RiverSource International Small Cap Fund                Dec. 29, 2006     S-6258-99 H
RiverSource Large Cap Equity Fund                       Sept. 29, 2006    S-6244-99 G
RiverSource Large Cap Value Fund                        Sept. 29, 2006    S-6246-99 G
RiverSource Limited Duration Bond Fund                  Sept. 29, 2006    S-6265-99 F
RiverSource Massachusetts Tax-Exempt Fund               Feb. 28, 2007     S-6328-99 AE
RiverSource Michigan Tax-Exempt Fund                    Feb. 28, 2007     S-6328-99 AE
RiverSource Mid Cap Growth Fund                         Jan. 29, 2007     S-6426-99 AC
RiverSource Mid Cap Value Fund                          Nov. 29, 2006     S-6241-99 H
RiverSource Minnesota Tax-Exempt Fund                   Feb. 28, 2007     S-6328-99 AE
RiverSource New York Tax-Exempt Fund                    Feb. 28, 2007     S-6328-99 AE
RiverSource Ohio Tax-Exempt Fund                        Feb. 28, 2007     S-6328-99 AE
RiverSource Precious Metals and Mining Fund             May 30, 2007      S-6142-99 AD
RiverSource Small Cap Advantage Fund                    May 30, 2007      S-6427-99 M
RiverSource Small Cap Growth Fund                       May 30, 2007      S-6301-99 K
RiverSource Small Company Index Fund                    March 30, 2007    S-6357-99 T

S-6382-3 A (8/07)
Valid until next update

*    Destroy May 30, 2008

NAME OF FUND                                   PROSPECTUS DATE   FORM NUMBER
------------                                   ---------------   -----------
RiverSource Strategic Allocation Fund          Nov. 29, 2006     S-6141-99 C
RiverSource Strategic Income Allocation Fund   April 25, 2007    S-6287-99 A
RiverSource Tax-Exempt Bond Fund               Jan. 29, 2007     S-6310-99 AD
RiverSource Tax-Exempt High Income Fund        Jan. 29, 2007     S-6430-99 AD

The discussion of "Investment Options - Classes of Shares - Determining which class of shares to purchase" is supplemented as follows:

CLASS R SHARES.

The following eligible institutional investors may purchase Class R2, Class R3, Class R4 and Class R5 shares:

-    Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

-    Health Savings Accounts (HSAs) created pursuant to public law 108-173.

Additionally, if approved by the distributor, the following eligible institutional investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all RiverSource funds).

-    Bank Trusts departments.

Class R shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SAR-SEPs, SIMPLE IRAs and individual 403(b) plans.

Class R shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made and no exchanges to Class W shares of another fund may be made outside of a discretionary managed account.

IN ADDITION, FOR CLASS I, CLASS R AND CLASS W SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT INVESTMENTS FROM OTHER PURCHASERS NOT LISTED ABOVE.

For more information, see the SAI.

The discussion of "Sales Charges - Initial Sales Charge - Waivers of the sales charge for Class A shares" is supplemented as follows:

INITIAL SALES CHARGE - WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. SALES CHARGES DO NOT APPLY TO:

- current or retired Board members, officers or employees of RiverSource funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- current or retired Ameriprise Financial Services, Inc. (Ameriprise Financial Services) financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- registered representatives and other employees of financial institutions having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.

- portfolio managers employed by subadvisers of the RiverSource funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- qualified employee benefit plans offering participants daily access to RiverSource funds. Eligibility must be determined in advance. For assistance, please contact your financial institution.

- direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer of Class R or Class Y shares in a fund to Class A shares in the same fund.

-    purchases made:

     - with dividend or capital gain distributions from a fund or from the same class of another RiverSource fund;

     - through or under a wrap fee product or other investment product sponsored by a financial institution having a selling agreement with the distributor;

     -    through state sponsored college savings plans established under
          Section 529 of the Internal Revenue Code;

     -    through bank trust departments.

- shareholders whose original purchase was in a Strategist fund merged into a RiverSource fund in 2000.

The distributor may, in its sole discretion, authorize the waiver of sales charges for additional purchases or categories of purchases. Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.

Unless you provide your financial institution with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial institution provide this information to the fund when placing your purchase order.

Because the current prospectus is available on RiverSource Investment's website free of charge, RiverSource Investments does not disclose this information separately on the website.

The discussion of "Opening an Account" is supplemented as follows:

These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap accounts, for accounts that are part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial institution for information regarding wire or electronic funds transfer.

Prospectus

                                                          (RIVERSOURCE(SM) LOGO)
                                                                     INVESTMENTS

RIVERSOURCE(SM)
INTERNATIONAL EQUITY FUND

PROSPECTUS DEC. 29, 2006

- RIVERSOURCE INTERNATIONAL EQUITY FUND SEEKS TO PROVIDE SHAREHOLDERS WITH LONG-TERM GROWTH OF CAPITAL.

Classes A, B, C, I and R4

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You may qualify for sales charge discounts on purchases of Class A shares. Please notify your financial institution if you have other accounts holding shares of RiverSource funds to determine whether you qualify for a sales charge discount. See "Buying and Selling Shares" for more information.

NOT FDIC INSURED - MAY LOSE VALUE - NO BANK GUARANTEE

TABLE OF CONTENTS

THE FUND ................................................................     3P
Objective ...............................................................     3p
Principal Investment Strategies .........................................     3p
Principal Risks .........................................................     5p
Past Performance ........................................................     6p
Fees and Expenses .......................................................     9p
Other Investment Strategies and Risks ...................................    11p
Fund Management and Compensation ........................................    12p
FINANCIAL HIGHLIGHTS ....................................................    15P
BUYING AND SELLING SHARES ...............................................    S.1
Description of Share Classes ............................................    S.1
   Investment Options -- Classes of Shares ..............................    S.1
   Sales Charges ........................................................    S.4
   Opening an Account ...................................................   S.10
Exchanging or Selling Shares ............................................   S.13
   Exchanges ............................................................   S.15
   Selling Shares .......................................................   S.17
VALUING FUND SHARES .....................................................   S.17
DISTRIBUTIONS AND TAXES .................................................   S.18
Dividends and Capital Gain Distributions ................................   S.18
Reinvestments ...........................................................   S.18
Taxes ...................................................................   S.19
GENERAL INFORMATION .....................................................   S.20

2p RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

THE FUND

OBJECTIVE

RiverSource International Equity Fund (the Fund) seeks to provide shareholders with long-term growth of capital. Because any investment involves risk, achieving this objective cannot be guaranteed. Only shareholders can change the Fund's objective.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, the Fund will invest at least 80% of its net assets in equity securities. The Fund will provide shareholders with at least 60 days' notice of any change in the 80% policy. The Fund's assets are primarily invested in equity securities of foreign issuers. The Fund may invest in common stocks of companies operating in less developed or emerging markets. The Fund invests mainly in midsized and large companies although it may invest in companies of any size. As a core fund, the Fund will invest in a blend of both value and growth stocks. At times the Fund may favor one more than the other based on available opportunities.

RiverSource Investments, LLC (RiverSource Investments) serves as the investment manager to the Fund and is responsible for the oversight of the Fund's subadvisers, The Boston Company Asset Management, LLC (Boston Company), a subsidiary of Mellon Financial Corporation and an affiliate of The Dreyfus Corporation, and Marsico Capital Management, LLC (Marsico) (the Subadvisers), which provide day-to-day management for the Fund. Each of the Subadvisers acts independently of the other and uses its own methodology for selecting stocks.

BOSTON COMPANY

Boston Company's investment approach is value oriented, research driven, and risk averse. In selecting stocks, Boston Company identifies potential investments through extensive quantitative and fundamental research. The research draws on multiple sources, including independent data services, in-house research analysis, earnings models, and information obtained from interviews with company management. Emphasizing individual stock selection rather than economic and industry trends, Boston Company focuses on three key factors:

- VALUE, or how a stock is valued relative to its intrinsic worth based on traditional value measures,

- BUSINESS HEALTH, or overall efficiency and profitability as measured by return on assets and return on equity, and

- BUSINESS MOMENTUM, in the form of improving profitability, or the presence of a catalyst, such as a corporate restructuring, a change in management, or a spin-off, that potentially will trigger a price increase near term to midterm.

                     RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 3P

Boston Company's decision to sell a stock depends on many factors. Boston Company will consider selling a stock when it is no longer considered a value company, appears less likely to benefit from the current market and economic environment, shows deteriorating fundamentals or declining momentum, or falls short of the Boston Company's expectations.

MARSICO

In selecting primarily growth investments for the Fund, Marsico uses an approach that combines "top-down" macro-economic analysis with "bottom-up" stock selection.

The "top-down" approach may take into consideration macro-economic factors such as interest rates, inflation, demographics, the regulatory environment and the global competitive landscape. In addition, Marsico may also examine other factors that may include the most attractive global investment opportunities, industry consolidation, and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico seeks to identify sectors, industries and companies, that may benefit from the overall trends Marsico has observed.

Marsico then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico may focus on any of a number of different attributes, that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; commitment to shareholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called "bottom-up stock" selection.

As part of this fundamental, "bottom-up" research, Marsico may visit with various levels of a company's management, as well as with its customers and (as relevant) suppliers, distributors and competitors. Marsico also may prepare detailed earnings and cash flow models of companies. These models may assist Marsico in projecting potential earnings growth and other important company financial characteristics under different scenarios. Each model is typically customized to follow a particular company and is generally intended to replicate and describe a company's past, present and potential future performance. The models may include quantitative information and detailed narratives that reflect updated interpretations of corporate data and company and industry developments.

Marsico may reduce or sell the Fund's investments in portfolio companies if, in the opinion of Marsico, a company's fundamentals change substantially, its stock price appreciates excessively in relation to fundamental earnings growth prospects, the company appears not to realize its growth potential, or there are more attractive investment opportunities elsewhere.


4P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

The Fund's core investments generally are comprised of established companies and securities that exhibit growth characteristics. However, the portfolio also may typically include companies with more aggressive growth characteristics, and companies undergoing significant changes: e.g., the introduction of a new product line, the appointment of a new management team or an acquisition.

PRINCIPAL RISKS

This Fund is designed for long-term investors with above-average risk tolerance. Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:

ACTIVE MANAGEMENT RISK. The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to select securities and to make investment decisions that are suited to achieving the Fund's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

FOREIGN/EMERGING MARKETS RISK. The following are all components of foreign/emerging markets risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Fund holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.


                     RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 5P

ISSUER RISK. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Fund to underperform other mutual funds if that style falls out of favor with the market.

PAST PERFORMANCE

The following bar chart and table provide some illustration of the risks of investing in the Fund by showing, respectively:

- how the Fund's performance has varied for each full calendar year shown on the bar chart; and

- how the Fund's average annual total returns compare to recognized indexes shown on the table.

Both the bar chart and the table assume that all distributions have been reinvested. The performance of different classes varies because of differences in sales charges and other fees and expenses. How the Fund has performed in the past (before and after taxes) does not indicate how the Fund will perform in the future. Performance reflects any fee waivers/expense caps in effect for the periods reported. In the absence of such fee waivers/expense caps, performance would have been lower. See "Fees and Expenses" for any current fee waivers/expense caps.

Bar Chart. Class A share information is shown in the bar chart; the sales charge for Class A shares is not reflected in the bar chart.

Table. The table shows total returns from hypothetical investments in Class A, Class B, Class C, Class I and Class R4 shares of the Fund. These returns are compared to the indexes shown for the same periods. For purposes of the performance calculation in the table we assumed:

-    the maximum sales charge for Class A shares;

- sales at the end of the period and deduction of the applicable contingent deferred sales charge (CDSC) for Class B and Class C shares;

-    no sales charge for Class I and R4 shares; and

- no adjustments for taxes paid by an investor on the reinvested income and capital gains.


6P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

AFTER-TAX RETURNS

After-tax returns are shown only for Class A shares. After-tax returns for the other classes will vary. After-tax returns are calculated using the highest historical individual federal marginal income tax rate and do not reflect the impact of state and local taxes. Actual after-tax returns will depend on your tax situation and most likely will differ from the returns shown in the table. If you hold your shares in a tax-deferred account, such as a 401(k) plan or an IRA, the after-tax returns do not apply to you since you will not incur taxes until you begin to withdraw from your account.

The return after taxes on distributions for a period may be the same as the return before taxes for the same period if there were no distributions or if the distributions were small. The return after taxes on distributions and sale of Fund shares for a period may be greater than the return before taxes for the same period if there was a tax loss realized on sale of Fund shares. The benefit of the tax loss (since it can be used to offset other gains) may result in a higher return.

                            CLASS A SHARE PERFORMANCE
                            (BASED ON CALENDAR YEARS)

                               (PERFORMANCE GRAPH)

2003   +32.07%
2004   +16.26%
2005   +15.28%

During the periods shown in the bar chart, the highest return for a calendar quarter was +18.35% (quarter ended June 30, 2003) and the lowest return for a calendar quarter was -9.54% (quarter ended March 31, 2003).

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart; if reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The Fund's Class A year-to-date return at Sept. 30, 2006 was +12.26%.


                     RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 7P

AVERAGE ANNUAL TOTAL RETURNS (FOR PERIODS ENDED DEC. 31, 2005)

                                                          SINCE          SINCE
                                                       INCEPTION       INCEPTION
                                            1 YEAR   (A, B, C & R4)    (CLASS I)
                                            ------   --------------   ----------
RiverSource International Equity:
   Class A
      Return before taxes                    +8.65%    +18.67%(a)        N/A
      Return after taxes on distributions    +6.17%    +16.63%(a)        N/A
      Return after taxes on distributions
         and sale of fund shares             +6.48%    +15.34%(a)        N/A
   Class B
      Return before taxes                    +9.48%    +19.29%(a)        N/A
   Class C
      Return before taxes                   +13.58%    +19.92%(a)        N/A
   Class I
      Return before taxes                   +15.78%       N/A         +15.51%(b)
   Class R4*
      Return before taxes                   +15.44%    +21.03%(a)        N/A
MSCI EAFE Index
   (reflects no deduction for fees,
   expenses or taxes)                       +14.02%    +24.51%(c)     +16.64%(d)
Lipper International Funds Index            +15.67%    +23.57%(c)     +16.01%(d)

*    Effective Dec. 11, 2006, Class Y was renamed Class R4.

(a)  Inception date is Oct. 3, 2002.

(b)  Inception date is March 4, 2004.

(c)  Measurement period started Oct. 1, 2002.

(d)  Measurement period started March 1, 2004.

The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

The Lipper International Funds Index includes the 30 largest international funds (growth and value) tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment. See "Fund Management and Compensation" for more information.


8P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

FEES AND EXPENSES

Fund investors pay various expenses. The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund. Expenses are based on the Fund's most recent fiscal year, adjusted to reflect current fees.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

              MAXIMUM SALES CHARGE   MAXIMUM DEFERRED SALES CHARGE
                 (LOAD) IMPOSED              (LOAD) IMPOSED
                  ON PURCHASES                  ON SALES
                (AS A PERCENTAGE            (AS A PERCENTAGE
                   OF OFFERING                OF OFFERING
                     PRICE)            PRICE AT TIME OF PURCHASE)
              --------------------   -----------------------------
Class A             5.75%(a)                      None
Class B             None                             5%
Class C             None                             1%
Class I             None                          None
Class R4(b)         None                          None

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS:

                                                                 FEE WAIVER/
              MANAGEMENT   DISTRIBUTION      OTHER                 EXPENSE          NET
                FEES(c)    (12B-1) FEES   EXPENSES(d)   TOTAL   REIMBURSEMENT   EXPENSES(e)
              ----------   ------------   -----------   -----   -------------   -----------
Class A          0.97%         0.25%         0.47%      1.69%       0.09%          1.60%
Class B          0.97%         1.00%         0.49%      2.46%       0.09%          2.37%
Class C          0.97%         1.00%         0.49%      2.46%       0.09%          2.37%
Class I          0.97%         0.00%         0.26%      1.23%       0.00%          1.23%
Class R4(b)      0.97%         0.00%         0.56%      1.53%       0.10%          1.43%

(a) This charge may be reduced depending on the value of your total investments in RiverSource funds. See "Sales Charges."

(b) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

(c) Includes the impact of a performance incentive adjustment fee that decreased the management fee by 0.002% for the most recent fiscal year. The index against which the Fund's performance is measured for purposes of determining the performance incentive adjustment is the Lipper International Funds Index.

     See "Fund Management and Compensation" for more information.

(d) Other expenses include an administrative services fee, a transfer agency fee, a custody fee, other nonadvisory expenses and, for Class R4, a plan administration services fee.

(e) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.60% for Class A, 2.37% for Class B, 2.37% for Class C, 1.25% for Class I, 1.43% for Class R4.


                     RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 9P

EXAMPLES

These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. These examples also assume that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

             1 YEAR   3 YEARS    5 YEARS    10 YEARS
             ------   -------    -------    --------
Class A(a)   $728     $1,069     $1,433     $2,456
Class B      $740(b)  $1,158(b)  $1,503(b)  $2,603(c)
Class C      $340(b)  $  758     $1,303     $2,794
Class I      $125     $  391     $  677     $1,494
Class R4     $146     $  474     $  826     $1,820

(a)  Includes a 5.75% sales charge.

(b)  Includes the applicable CDSC.

(c) Based on conversion of Class B shares to Class A shares in the ninth year of ownership.

You would pay the following expenses if you did not redeem your shares:

             1 YEAR   3 YEARS    5 YEARS    10 YEARS
             ------   -------    -------    --------
Class A(a)    $728     $1,069     $1,433    $2,456
Class B       $240     $  758     $1,303    $2,603(b)
Class C       $240     $  758     $1,303    $2,794
Class I       $125     $  391     $  677    $1,494
Class R4      $146     $  474     $  826    $1,820

(a)  Includes a 5.75% sales charge.

(b) Based on conversion of Class B shares to Class A shares in the ninth year of ownership.


10P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Fund may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Fund may use derivatives (financial instruments where the value depends upon, or is derived from, the value of something else) such as futures, options and forward contracts, to produce incremental earnings, to hedge existing positions or to increase flexibility. Just as with securities in which the Fund invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Fund using derivatives. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, including other derivative instruments that the Fund may use, see the Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

Unusual Market Conditions. During unusual market conditions, the Fund may temporarily invest more of its assets in money market securities than during normal market conditions. Although investing in these securities would serve primarily to avoid losses, this type of investing also could prevent the Fund from achieving its investment objective. During these times, the portfolio managers may make frequent securities trades that could result in increased fees, expenses and taxes, and decreased performance. Instead of investing in money market securities directly, the Fund may invest in shares of an affiliated money market fund. See "Cash Reserves" for more information.

Portfolio Turnover. Trading of securities may produce capital gains, which are taxable to shareholders when distributed. Active trading may also increase the amount of commissions paid or mark-ups to broker-dealers that the Fund pays when it buys and sells securities. For subadvised funds, a change in the subadviser(s) may result in increased portfolio turnover, which increase may be substantial, as the new subadviser(s) realign the portfolio, or if the subadviser(s) trades portfolio securities more frequently. A realignment or more active strategy could produce higher than expected capital gains. The Fund's historical portfolio turnover rate, which measures how frequently the Fund buys and sells investments from year-to-year, is shown in the "Financial Highlights."

Change in Subadviser(s). From time to time, the investment manager may add or change unaffiliated subadvisers. See "Additional Management Information, Manager of Managers Exemption." The date the current Subadviser(s) began serving the Fund is set forth in this section under the background of the firm. Performance of the Fund prior to the date the current Subadviser(s) began serving was achieved by different subadviser(s). Similarly, the portfolio turnover rate shown in the "Financial Highlights" applies to the subadviser(s) serving during the relevant


                    RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 11P time-period. A change in subadviser(s) may result in increased portfolio turnover, as noted under "Portfolio Turnover."

Securities Transaction Commissions. Securities transactions involve the payment by the Fund of brokerage commissions to broker-dealers, on occasion as compensation for research or brokerage services (commonly referred to as "soft dollars"), as the portfolio managers buy and sell securities for the Fund in pursuit of its objective. A description of the policies governing the Fund's securities transactions and the dollar value of brokerage commissions paid by the Fund are set forth in the SAI. The brokerage commissions set forth in the SAI do not include implied commissions or mark-ups (implied commissions) paid by the Fund for principal transactions (transactions made directly with a dealer or other counterparty), including most fixed income securities and certain derivatives. In addition, brokerage commissions do not reflect other elements of transaction costs, including the extent to which the Fund's purchase and sale transactions may cause the market to move and change the market price for an investment.

Although brokerage commissions and implied commissions are not reflected in the expense table under "Fees and Expenses," they are reflected in the total return of the Fund.

Directed Brokerage. The Fund's Board of Directors (Board) has adopted a policy prohibiting the investment manager, or any subadviser, from considering sales of shares of the Fund as a factor in the selection of broker-dealers through which to execute securities transactions.

Additional information regarding securities transactions can be found in the SAI.

FUND MANAGEMENT AND COMPENSATION

INVESTMENT MANAGER

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.


12P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

The Fund pays RiverSource Investments a fee for managing its assets. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.97% of the Fund's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Fund's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Fund's performance is currently measured for purposes of the performance incentive adjustment is the Lipper International Funds Index. In certain circumstances, the Fund's Board may approve a change in the index. The maximum adjustment (increase or decrease) is 0.12% of the Fund's average net assets on an annual basis. Under the Agreement, the Fund also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's most recent annual or semiannual shareholder report.

RiverSource Investments selects, contracts with and compensates the Subadvisers to manage the investment of the Fund's assets. RiverSource Investments monitors the compliance of the Subadvisers with the investment objectives and related policies of the Fund, reviews the performance of the Subadvisers, and reports periodically to the Board. RiverSource Investments, subject to Board approval, decides the proportion of the Fund's assets to be managed by each Subadviser and may change these proportions at any time.

The Subadvisers manage a portion of the Fund's assets based upon their respective experience in managing funds with investment goals and strategies substantially similar to those of the Fund.

BOSTON COMPANY

The Boston Company, which has served as subadviser to the Fund since October 2002, is located at One Boston Place, Boston, Massachusetts. Boston Company, subject to the supervision of RiverSource Investments, provides day-today management of a portion of the Fund's portfolio, as well as investment research and statistical information under a Subadvisory Agreement with RiverSource Investments. The portfolio managers responsible for the day-to-day management of portion of the Fund allocated to the Boston Company are:

- D. Kirk Henry, CFA, Executive Vice President and Director of International Investments and Portfolio Manager. Mr. Henry joined Boston Company in 1994 to help spearhead the firm's international equity group. Prior to joining Boston Company, he was an Executive Vice President at Cseh International & Associates Inc. Previously, he was an international portfolio manager at Provident Capital Management, Inc. He started his career as a securities analyst with First Chicago Investment Advisors and Sears Investment Management Company. Mr. Henry graduated with a BA in human biology from Stanford University. He received his MBA in accounting/finance from the University of Chicago and is a Chartered Financial Analyst charter holder.


                    RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 13P

- Clifford A. Smith, CFA, Senior Vice President and International Portfolio Manager/Security Analyst. Mr. Smith joined the Boston Company in 1998 as Assistant Vice President, was promoted to Vice President in 1999, and became a Senior Vice President and portfolio manager in 2001. He is a member of the International Equity portfolio management staff and conducts research on global technology and European capital goods companies. Prior to joining Boston Company, Mr. Smith was Assistant Vice President of the Corporate Banking Division of Mellon Bank from 1995 to 1998. Mr. Smith holds a BS in engineering from Pennsylvania State University, an MS in engineering from Princeton University, and an MBA from Carnegie Mellon University. He is a Chartered Financial Analyst charter holder.

MARSICO

Marsico, which has served as subadviser to the Fund since October 2004, is located at 1200 17th Street, Suite 1600, Denver, Colorado 80202. Marsico, subject to the supervision of RiverSource Investments, provides day-to-day management of a portion of the Fund's portfolio under a Subadvisory Agreement with RiverSource Investments. Marsico is an indirect wholly-owned subsidiary of Bank of America Corporation. The portfolio manager responsible for the day-to-day management of portion of the Fund allocated to Marsico is:

- James G. Gendelman, Portfolio Manager and Senior Analyst. Mr. Gendelman joined Marsico in May 2000. Prior to joining Marsico, Mr. Gendelman spent 13 years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a bachelor's degree in Accounting from Michigan State University and a MBA in Finance from the University of Chicago. Mr. Gendelman was a certified public accountant for Ernst & Young from 1983 to 1985.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Fund.


14P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

FINANCIAL HIGHLIGHTS

THE FINANCIAL HIGHLIGHTS TABLES ARE INTENDED TO HELP YOU UNDERSTAND THE FUND'S FINANCIAL PERFORMANCE. CERTAIN INFORMATION REFLECTS FINANCIAL RESULTS FOR A SINGLE FUND SHARE. THE TOTAL RETURNS IN THE TABLES REPRESENT THE RATE THAT AN INVESTOR WOULD HAVE EARNED OR LOST ON AN INVESTMENT IN THE FUND (ASSUMING REINVESTMENT OF ALL DIVIDENDS AND DISTRIBUTIONS). THIS INFORMATION HAS BEEN AUDITED BY KPMG LLP, WHOSE REPORT, ALONG WITH THE FUND'S FINANCIAL STATEMENTS, IS INCLUDED IN THE ANNUAL REPORT WHICH, IF NOT INCLUDED WITH THIS PROSPECTUS, IS AVAILABLE UPON REQUEST.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)

FISCAL PERIOD ENDED OCT. 31,             2006       2005        2004       2003      2002(b)
----------------------------            ------     ------      ------    -------     -------
Net asset value, beginning of period    $ 7.34     $ 7.03      $ 6.34    $ 5.20      $ 5.03
                                        ------     ------      ------    ------      ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .05        .04         .05       .02          --
Net gains (losses) (both realized
   and unrealized)                        1.78       1.01         .90      1.13         .17
                                        ------     ------      ------    ------      ------
Total from investment operations          1.83       1.05         .95      1.15         .17
                                        ------     ------      ------    ------      ------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.06)      (.09)       (.09)     (.01)         --
Distributions from realized gains         (.64)      (.65)       (.17)       --          --
                                        ------     ------      ------    ------      ------
Total distributions                       (.70)      (.74)       (.26)     (.01)         --
                                        ------     ------      ------    ------      ------
Net asset value, end of period          $ 8.47     $ 7.34      $ 7.03    $ 6.34      $ 5.20
                                        ------     ------      ------    ------      ------


                    RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 15P

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $   99     $   91      $   98    $   63      $   22
                                        ------     ------      ------    ------      ------
Ratio of expenses to average
   daily net assets(c)                    1.65%(d)   1.63%(d)    1.73%     1.74%(d)    1.67%(d), (e)
                                        ------     ------      ------    ------      ------
Ratio of net investment income
   (loss) to average daily net assets      .68%       .59%        .51%      .73%      (1.01%)(e)
                                        ------     ------      ------    ------      ------
Portfolio turnover rate
   (excluding short-term securities)        89%       110%        111%       58%          2%
                                        ------     ------      ------    ------      ------
Total return(f)                          26.50%     15.65%      15.39%    22.26%       3.38%(g)
                                        ------     ------      ------    ------      ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.69%, 1.64%, 2.21% and 5.51% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


16P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,             2006        2005        2004      2003       2002(b)
----------------------------            ------      ------      ------    ------      -------
Net asset value, beginning of period    $ 7.24      $ 6.94      $ 6.29    $ 5.20      $ 5.03
                                        ------      ------      ------    ------      ------
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
   and unrealized)                        1.74         .98         .89      1.10         .17
                                        ------      ------      ------    ------      ------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.01)       (.03)       (.07)     (.01)         --
Distributions from realized gains         (.64)       (.65)       (.17)       --          --
                                        ------      ------      ------    ------      ------
Total distributions                       (.65)       (.68)       (.24)     (.01)         --
                                        ------      ------      ------    ------      ------
Net asset value, end of period          $ 8.33      $ 7.24      $ 6.94    $ 6.29      $ 5.20
                                        ------      ------      ------    ------      ------

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $   25      $   24      $   22    $   13      $    1
                                        ------      ------      ------    ------      ------
Ratio of expenses to average
   daily net assets(c)                    2.43%(d)    2.41%(d)    2.51%     2.52%(d)    2.52%(d), (e)
                                        ------      ------      ------    ------      ------
Ratio of net investment income
   (loss) to average daily net assets     (.07%)      (.18%)      (.22%)     .04%      (1.46%)(e)
                                        ------      ------      ------    ------      ------
Portfolio turnover rate
   (excluding short-term securities)        89%        110%        111%       58%          2%
                                        ------      ------      ------    ------      ------
Total return(f)                          25.37%      14.86%      14.41%    21.23%       3.38%(g)
                                        ------      ------      ------    ------      ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.46%, 2.42%, 2.98% and 6.28% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


                    RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 17P

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,             2006        2005        2004      2003       2002(b)
----------------------------            ------      ------      ------    ------      -------
Net asset value, beginning of period    $ 7.24      $ 6.95      $ 6.29    $ 5.20      $ 5.03
                                        ------      ------      ------    ------      ------
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
   and unrealized)                        1.75         .97         .89      1.10         .17
                                        ------      ------      ------    ------      ------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.01)       (.03)       (.06)     (.01)         --
Distributions from realized gains         (.64)       (.65)       (.17)       --          --
                                        ------      ------      ------    ------      ------
Total distributions                       (.65)       (.68)       (.23)     (.01)         --
                                        ------      ------      ------    ------      ------
Net asset value, end of period          $ 8.34      $ 7.24      $ 6.95    $ 6.29      $ 5.20
                                        ------      ------      ------    ------      ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $    2      $    1      $    2    $    1      $   --
                                        ------      ------      ------    ------      ------
Ratio of expenses to average daily
   net assets(c)                          2.43%(d)    2.41%(d)    2.51%     2.52%(d)   2.51%(d), (e)
                                        ------      ------      ------    ------      ------
Ratio of net investment income
   (loss) to average daily net
   assets                                 (.08%)      (.21%)      (.24%)    (.01%)     (1.60%)(e)
                                        ------      ------      ------    ------      ------
Portfolio turnover rate
   (excluding short-term securities)        89%        110%        111%       58%          2%
                                        ------      ------      ------    ------      ------
Total return(f)                          25.46%      14.67%      14.54%    21.23%       3.38%(g)
                                        ------      ------      ------    ------      ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.46%, 2.42%, 2.98% and 6.28% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


18P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,             2006     2005    2004(b)
----------------------------            ------   ------   -------
Net asset value, beginning of period    $ 7.38   $ 7.06   $6.91
                                        ------   ------   -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .07      .06      --
Net gains (losses) (both realized
   and unrealized)                        1.81     1.02     .15
                                        ------   ------   -----
Total from investment operations          1.88     1.08     .15
                                        ------   ------   -----
LESS DISTRIBUTIONS:
Dividends from net investment income      (.10)    (.11)     --
Distributions from realized gains         (.64)    (.65)     --
                                        ------   ------   -----
Total distributions                       (.74)    (.76)     --
                                        ------   ------   -----
Net asset value, end of period          $ 8.52   $ 7.38   $7.06
                                        ------   ------   -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $   68   $   45   $  22
                                        ------   ------   -----
Ratio of expenses to average daily
   net assets(c)                          1.23%    1.19%   1.29%(d)
                                        ------   ------   -----
Ratio of net investment income
   (loss) to average daily net
   assets                                 1.12%     .96%    .78%(d)
                                        ------   ------   -----
Portfolio turnover rate
   (excluding short-term securities)        89%     110%    111%
                                        ------   ------   -----
Total return(e)                          27.11%   16.17%   2.17%(f)
                                        ------   ------   -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date is March 4, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d)  Adjusted to an annual basis.

(e)  Total return does not reflect payment of a sales charge.

(f)  Not annualized.


                    RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS 19P

CLASS Y*

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,             2006        2005        2004     2003       2002(b)
----------------------------            ------      ------      ------   ------      -------
Net asset value, beginning of period    $ 7.36      $ 7.05      $ 6.35   $ 5.20      $5.03
                                        ------      ------      ------   ------      -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .07         .05         .06      .03         --
Net gains (losses) (both realized
   and unrealized)                        1.78        1.01         .91     1.13        .17
                                        ------      ------      ------   ------      -----
Total from investment operations          1.85        1.06         .97     1.16        .17
                                        ------      ------      ------   ------      -----
LESS DISTRIBUTIONS:
Dividends from net investment income      (.09)       (.10)       (.10)    (.01)        --
Distributions from realized gains         (.64)       (.65)       (.17)      --         --
                                        ------      ------      ------   ------      -----
Total distributions                       (.73)       (.75)       (.27)    (.01)        --
                                        ------      ------      ------   ------      -----
Net asset value, end of period          $ 8.48      $ 7.36      $ 7.05   $ 6.35      $5.20
                                        ------      ------      ------   ------      -----

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $   --      $   --      $   --   $   --      $  --
                                        ------      ------      ------   ------      -----
Ratio of expenses to
   average daily net assets(c)            1.48%(d)    1.46%(d)    1.57%    1.57%(d)   1.52%(d), (e)
                                        ------      ------      ------    ------      ------
Ratio of net investment income
   (loss) to average daily net
   assets                                  .96%        .74%        .37%     .86%      (.80%)(e)
                                        ------      ------      ------   ------      -----
Portfolio turnover rate
   (excluding short-term securities)        89%        110%        111%      58%         2%
                                        ------      ------      ------   ------      -----
Total return(f)                          26.66%      15.86%      15.63%   22.48%      3.38%(g)
                                        ------      ------      ------   ------      -----

*    Effective Dec. 11, 2006, Class Y was renamed Class R4.

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class Y would have been 1.51%, 1.47%, 2.04% and 5.34% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


20P RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 PROSPECTUS

BUYING AND SELLING SHARES

The RiverSource funds are available through broker-dealers, certain 401(k) or other qualified and nonqualified plans, banks, or other financial intermediaries or institutions (financial institutions). THESE FINANCIAL INSTITUTIONS MAY CHARGE YOU ADDITIONAL FEES FOR THE SERVICES THEY PROVIDE AND THEY MAY HAVE DIFFERENT POLICIES NOT DESCRIBED IN THIS PROSPECTUS. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. Additionally, recordkeeping, transaction processing and payments of distributions relating to your account may be performed by the financial institutions through which shares are held. Since the fund may not have a record of your transactions, you should always contact the financial institution through which you purchased the fund to make changes to or give instructions concerning your account or to obtain information about your account. The fund, the distributor and the transfer agent are not responsible for the failure of one of these financial institutions to carry out its obligations to its customers.

DESCRIPTION OF SHARE CLASSES

INVESTMENT OPTIONS -- CLASSES OF SHARES

The RiverSource funds offer different classes of shares. There are differences among the fees and expenses for each class. See the "Fees and Expenses" table for more information. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial institution can help you with this decision. The following table shows the key features of each class. (The cover of this prospectus indicates which classes are currently offered for this Fund.)

INVESTMENT OPTIONS SUMMARY

See the "Fees and Expenses" table to determine which classes are offered by this fund.

                                                                     CONTINGENT         DISTRIBUTION         PLAN
                                               INITIAL             DEFERRED SALES            AND        ADMINISTRATION
                   AVAILABILITY             SALES CHARGE           CHARGE (CDSC)       SERVICE FEE(a)         FEE
             ------------------------   --------------------   ---------------------   --------------   --------------
Class A      Available to               Yes. Payable at time   No.                     Yes.             N/A
             all investors.             of purchase. Lower                             0.25%
                                        sales charge for
                                        larger investments.

Class B(b)   Available to               No. Entire purchase    Maximum 5% CDSC         Yes.             N/A
             all investors.             price is invested in   during the first year   1.00%
                                        shares of the fund.    decreasing to 0%
                                                               after six years.

Class C      Available to               No. Entire purchase    1% CDSC may apply       Yes.             N/A
             all investors.             price is invested in   if you sell shares      1.00%
                                        shares of the fund.    within one year
                                                               after purchase.


S-6400-4                                                                     S.1

                                                                     CONTINGENT         DISTRIBUTION         PLAN
                                               INITIAL             DEFERRED SALES            AND        ADMINISTRATION
                   AVAILABILITY             SALES CHARGE           CHARGE (CDSC)       SERVICE FEE(a)         FEE
             ------------------------   --------------------   ---------------------   --------------   --------------
Class I      Limited to qualifying      No.                    No.                     No.              N/A
             institutional investors.

Class R2     Limited to qualifying      No.                    No.                     Yes.             Yes.
             institutional investors.                                                  0.50%            0.25%

Class R3     Limited to qualifying      No.                    No.                     Yes.             Yes.
             institutional investors.                                                  0.25%            0.25%

Class R4     Limited to qualifying      No.                    No.                     No.              Yes.
             institutional investors.                                                                   0.25%

Class R5     Limited to qualifying      No.                    No.                     No.              N/A
             institutional investors.

Class W      Limited to qualifying      No.                    No.                     Yes.             N/A
             discretionary managed                                                     0.25%
             accounts.

(a) For Class A, Class B, Class C, Class R2, Class R3 and Class W shares, each fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended, that allows it to pay distribution and shareholder servicing-related expenses for the sale of shares. Because these fees are paid out of a fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of distribution (sales) or servicing charges.

(b) See "Buying and Selling Shares, Sales Charges, Class B and Class C - contingent deferred sales charge alternative" for more information on the timing of conversion, which will vary depending on the original purchase of the Class B shares.

DISTRIBUTION AND SERVICE FEES

The distribution and shareholder servicing fees for Class A, Class B, Class C, Class R2, Class R3 and Class W are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, and are used to reimburse the distributor for certain expenses it incurs in connection with distributing a fund's shares and providing services to fund shareholders. These expenses include payment of distribution and shareholder servicing fees to financial institutions that sell shares of the fund, up to 0.50% of the average daily net assets of Class R2 shares sold and held through them and up to 0.25% of the average daily net assets of Class A, Class B, Class C, Class R3 and Class W shares sold and held through them. For Class A, Class B, Class R2, Class R3 and Class W shares, the distributor begins to pay these fees immediately after purchase. For Class C shares, the distributor begins to pay these fees one year after purchase. Financial institutions also receive distribution fees up to 0.75% of the average daily net assets of Class C shares sold


S.2
and held through them, which the distributor begins to pay one year after purchase. For Class B shares, and, for the first year after sale only, for Class C shares, the fund's distributor retains the distribution fee of up to 0.75% in order to finance the payment of sales commissions to financial institutions that sell Class B shares, and to pay for other distribution related expenses. Financial institutions may compensate their financial advisors with the shareholder servicing and distribution fees paid to them by the distributor.

PLAN ADMINISTRATION FEE

Class R2, Class R3 and Class R4 pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class R2, Class R3 and Class R4 is equal on an annual basis to 0.25% of assets attributable to the respective class.

DETERMINING WHICH CLASS OF SHARES TO PURCHASE CLASS A, CLASS B AND CLASS C
SHARES

If your investments in RiverSource funds total $100,000 or more, Class A shares may be the better option because the sales charge is reduced for larger purchases.

If you invest less than $100,000, consider how long you plan to hold your shares. Class B shares have a higher annual distribution fee than Class A shares and a CDSC for six years. Class B shares convert to Class A shares in the ninth year of ownership. Class B shares purchased through reinvested dividends and distributions also will convert to Class A shares in the same proportion as the other Class B shares.

Class C shares also have a higher annual distribution fee than Class A shares. Class C shares have no sales charge if you hold the shares for longer than one year. Unlike Class B shares, Class C shares do not convert to Class A. As a result, you will pay a distribution fee for as long as you hold Class C shares. If you choose a deferred sales charge option (Class B or Class C), you should consider the length of time you intend to hold your shares. To help you determine which investment is best for you, consult your financial institution.

CLASS I SHARES.

The following eligible investors may purchase Class I shares:

- Any fund distributed by RiverSource Distributors, Inc. and Ameriprise Financial Services, if the fund seeks to achieve its investment objective by investing primarily in shares of the fund and other RiverSource funds.

- Endowments, foundations and defined benefit plans with a minimum investment of $5 million.

Class I shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.


                                                                             S.3

CLASS R SHARES.

The following eligible investors may purchase Class R2, Class R3, Class R4 and Class R5 shares:

-    Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

Class R shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SAR-SEPs, SIMPLE IRAs and individual 403(b) plans.

CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial institution.

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made outside of a discretionary managed account.

In addition, for Class I, Class R and Class W shares, the distributor, in its sole discretion, may accept investments from other purchasers not listed above.

For more information, see the SAI.

SALES CHARGES

CLASS A -- INITIAL SALES CHARGE ALTERNATIVE

Your purchase price for Class A shares is generally the net asset value (NAV) plus a front-end sales charge. The distributor receives the sales charge and re-allows a portion of the sales charge to the financial institution through which you purchased the shares. The distributor retains the balance of the sales charge. Sales charges vary depending on the amount of your purchase.


S.4

SALES CHARGE* FOR CLASS A SHARES:

                                                                 MAXIMUM
                          AS A % OF       AS A % OF NET    RE-ALLOWANCE AS A %
TOTAL MARKET VALUE    PURCHASE PRICE**   AMOUNT INVESTED    OF PURCHASE PRICE
------------------    ----------------   ---------------   -------------------
Up to $49,999               5.75%             6.10%              5.00%
$50,000 - $99,999           4.75              4.99               4.00
$100,000 - $249,999         3.50              3.63               3.00
$250,000 - $499,999         2.50              2.56               2.15
$500,000 - $999,999         2.00              2.04               1.75
$1,000,000 or more          0.00              0.00               0.00***

* Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

**   Purchase price includes the sales charge.

*** Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial institution the following: a sales commission of up to 1.00% for a sale with a total market value of $1,000,000 to $3,000,000; a sales commission up to 0.50% for $3,000,000 to $10,000,000; and a sales commission up to 0.25% for $10,000,000 or more.

INITIAL SALES CHARGE -- RIGHTS OF ACCUMULATION. You may be able to reduce the sales charge on Class A shares, based on the combined market value of your accounts. The current market values of the following investments are eligible to be added together for purposes of determining the sales charge on your purchase:

-    Your current investment in a fund; and

- Previous investments you and members of your primary household group have made in Class A, Class B or Class C shares in the fund and other RiverSource funds, provided your investment was subject to a sales charge. Your primary household group consists of you, your spouse or domestic partner and your unmarried children under age 21 sharing a mailing address.

The following accounts are eligible to be included in determining the sales charge on your purchase:

-    Individual or joint accounts;

- Roth and traditional IRAs, SEPs, SIMPLEs and TSCAs, provided they are invested in Class A, Class B or Class C shares that were subject to a sales charge;

- UGMA/UTMA accounts for which you, your spouse, or your domestic partner is parent or guardian of the minor child;

- Revocable trust accounts for which you or a member of your primary household group, individually, is the beneficiary;

- Accounts held in the name of your, your spouse's, or your domestic partner's sole proprietorship or single owner limited liability company or S corporation; and


                                                                             S.5

- Qualified retirement plan assets, provided that you are the sole owner of the business sponsoring the plan, are the sole participant (other than a spouse) in the plan, and have no intention of adding participants to the plan.

The following accounts are NOT eligible to be included in determining the sales charge on your purchase:

- Accounts of pension and retirement plans with multiple participants, such as 401(k) plans (which are combined to reduce the sales charge for the entire pension or retirement plan and therefore are not used to reduce the sales charge for your individual accounts);

- Investments in Class A shares where the sales charge is waived, for example, purchases through wrap accounts;

- Investments in Class D, Class E, Class I, Class R2, Class R3, Class R4, Class R5, Class W or Class Y shares;

- Investments in 529 plans, donor advised funds, variable annuities, variable life insurance products, wrap accounts or managed separate accounts; and

-    Charitable and irrevocable trust accounts.

If you purchase RiverSource fund shares through different financial institutions, and you want to include those assets toward a reduced sales charge, you must inform your financial institution in writing about the other accounts when placing your purchase order. Contact your financial institution to determine what information is required.

Unless you provide your financial institution in writing with information about all of the accounts that may count toward a sales charge reduction, there can be no assurance that you will receive all of the reductions for which you may be eligible. You should request that your financial institution provide this information to the fund when placing your purchase order.

For more information on rights of accumulation, please see the SAI.

INITIAL SALES CHARGE -- LETTER OF INTENT (LOI). Generally, if you intend to invest $50,000 or more over a period of 13 months or less, you may be able to reduce the front-end sales charges for investments in Class A shares by completing and filing a LOI form. The LOI becomes effective only after the form is processed in good order by the fund. An LOI can be backdated up to a maximum of 90 days. If the LOI is backdated, you may include prior investments in Class A shares that were charged a front-end sales load toward the LOI commitment amount. If the LOI is backdated, the 13-month period begins on the date of the earliest purchase included in the LOI.

Holdings More than 90 Days Old. Purchases made more than 90 days before your LOI is processed by the fund will not be counted toward the commitment amount of the LOI and cannot be used as the starting point for the LOI. While these purchases cannot be included in an LOI, they may help you obtain a reduced sales charge on future purchases as described in "Initial Sales Charge -- Rights of Accumulation."


S.6

Notification Obligation. You must request the reduced sales charge when you buy shares. If you do not complete and file the LOI form, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge. You should request that your financial institution provide this information to the fund when placing your purchase order. For more details on LOIs, please contact your financial institution or see the SAI.

INITIAL SALES CHARGE -- WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. Sales charges do not apply to:

- current or retired Board members, officers or employees of RiverSource funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- current or retired Ameriprise Financial Services, Inc. (Ameriprise Financial Services) financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- registered representatives and other employees of financial institutions having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.

- portfolio managers employed by subadvisers of the RiverSource funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- qualified employee benefit plans offering participants daily access to RiverSource funds. Eligibility must be determined in advance. For assistance, please contact your financial institution.

- direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer of Class R or Class Y shares in a fund to Class A shares in the same fund.

-    purchases made:

     - with dividend or capital gain distributions from a fund or from the same class of another RiverSource fund;

     - through or under a wrap fee product or other investment product sponsored by a financial institution having a selling agreement with the distributor;

     - through Ameriprise(SM) Personal Trust Services' Asset-Based pricing alternative, provided by Ameriprise Bank, FSB.

- shareholders whose original purchase was in a Strategist fund merged into a RiverSource fund in 2000.

Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.


                                                                             S.7

Unless you provide your financial institution with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial institution provide this information to the fund when placing your purchase order.

Because the current prospectus is available on RiverSource Investment's website free of charge, RiverSource Investments does not disclose this information separately on the website.

CLASS B AND CLASS C -- CONTINGENT DEFERRED SALES CHARGE ALTERNATIVE

FOR CLASS B, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline:

                                  THE CDSC PERCENTAGE
IF THE SALE IS MADE DURING THE:        RATE IS:*
-------------------------------   -------------------
First year                                 5%
Second year                                4%
Third year                                 4%
Fourth year                                3%
Fifth year                                 2%
Sixth year                                 1%
Seventh or eighth year                     0%

* Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial institutions that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

Purchases made prior to May 21, 2005 age on a calendar year basis. Purchases made beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 will complete its first year on Nov. 11, 2006 under daily aging.

Class B shares purchased prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares purchased beginning May 21, 2005 will convert to Class A shares one month after the completion of the eighth year of ownership.


S.8

FOR CLASS C, a 1% CDSC may be charged if you sell your shares within one year after purchase. Although there is no front-end sales charge when you buy Class C shares, the distributor pays a sales commission of 1% to financial institutions that sell Class C shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class C shares.

For both Class B and Class C, if the amount you sell causes the value of your investment to fall below the cost of the shares you have purchased, the CDSC will be based on the lower of the cost of those shares purchased or market value. Because the CDSC is imposed only on sales that reduce your total purchase payments, you do not have to pay a CDSC on any amount that represents appreciation in the value of your shares, income earned by your shares, or capital gains. In addition, the CDSC on your sale, if any, will be based on your oldest purchase payment. The CDSC on the next amount sold will be based on the next oldest purchase payment.

EXAMPLE

Assume you had invested $10,000 in Class B shares and that your investment had appreciated in value to $12,000 after 3 1/2 years, including reinvested dividends and capital gain distributions. You could sell up to $2,000 worth of shares without paying a CDSC ($12,000 current value less $10,000 purchase amount). If you sold $2,500 worth of shares, the CDSC would apply to the $500 representing part of your original purchase price. The CDSC rate would be 3% because the sale was made during the fourth year after the purchase.

CDSC -- WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

-    in the event of the shareholder's death;

-    held in trust for an employee benefit plan; or

- held in IRAs or certain qualified plans, such as Keogh plans, tax-sheltered custodial accounts or corporate pension plans, provided that the shareholder is:

     -    at least 59 1/2 years old AND

     - taking a retirement distribution (if the sale is part of a transfer to an IRA or qualified plan, or a custodian-to-custodian transfer, the CDSC will not be waived) OR

     - selling under an approved substantially equal periodic payment arrangement.

CDSC -- WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares in the event of the shareholder's death.

CLASS I, CLASS R2, CLASS R3, CLASS R4, CLASS R5 AND CLASS W -- NO SALES CHARGE. For Class I, Class R2, Class R3, Class R4, Class R5 and Class W, there is no initial sales charge or CDSC.


                                                                             S.9

OPENING AN ACCOUNT

Financial institutions are required by law to obtain certain personal information from each person who opens an account in order to verify the identity of the person. As a result, when you open an account you will be asked to provide your name, permanent street address, date of birth, and Social Security or Employer Identification number. You may also be asked for other identifying documents or information. If you do not provide this information, the financial institution through which you are investing in the fund may not be able to open an account for you. If the financial institution through which you are investing in the fund is unable to verify your identity, your account may be closed, or other steps may be taken, as deemed appropriate.

When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the fund or an authorized financial institution.

Your financial institution may establish and maintain your account directly or it may establish and maintain your account with the distributor. The distributor may appoint servicing agents to accept purchase orders and to accept exchange (and sale) orders on its behalf. Accounts maintained by the distributor will be supported by the fund's transfer agent.

METHODS OF PURCHASING SHARES

These methods of purchasing shares apply to Class A, Class B, and Class C shares.

Through an account established with your financial institution

ALL REQUESTS     The financial institution through which you buy shares may have different policies not described in this prospectus, including different minimum investment amounts and minimum account balances.

THROUGH AN ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL The financial institution through which you buy shares may establish an account directly with the fund. To establish an account in this fashion, complete a RiverSource funds account application with your financial advisor or investment professional, and mail the account application to the address below. Account applications may be requested by calling (888) 791-3380. Make your check payable to the fund. The fund does not accept cash, credit card convenience checks, money orders, traveler's checks, starter checks, third or fourth party checks, or other cash equivalents.


S.10

                 Mail your check and completed application to:

                 REGULAR MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                 EXPRESS MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                C/O BFDS
                                30 DAN ROAD
                                CANTON, MA 02021-2809

                 If you already have an account, include your name, account number and the name of the fund and class of shares along with your check. You can make scheduled investments in the fund by moving money from your checking account or savings account. See the Minimum Investment and Account Balance chart below for more information regarding scheduled investment plans.

BY WIRE OR ACH   Fund shares purchased through the distributor may be paid for by federal funds wire. Before sending a wire, call (888)
                 791-3380 to notify the distributor of the wire and to receive further instructions.

                 If you are establishing an account with a wire purchase, you are required to send a signed account application to the address above. Please include the wire control number or your new account number on the application.

                 Your bank or financial institution may charge additional fees for wire transactions.

BY EXCHANGE      Call (888) 791-3380 or send signed written instructions to the address above.


                                                                            S.11

MINIMUM INVESTMENT AND ACCOUNT BALANCE

                          FOR ALL FUNDS,
                           CLASSES AND
                         ACCOUNTS EXCEPT               RIVERSOURCE
                         THOSE LISTED TO      TAX      DISCIPLINED
                            THE RIGHT      QUALIFIED    SMALL CAP
                          (NONQUALIFIED)    ACCOUNTS    VALUE FUND   CLASS W
                         ---------------   ---------   -----------   -------
INITIAL INVESTMENT            $2,000         $1,000       $5,000       $500
ADDITIONAL INVESTMENTS        $  100         $  100       $  100       None
ACCOUNT BALANCE*              $  300         None         $2,500       $500

* If your fund account balance falls below the minimum account balance for any reason, including a market decline, you will be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.

MINIMUM INVESTMENT AND ACCOUNT BALANCE -- SCHEDULED INVESTMENT PLANS

                          FOR ALL FUNDS,
                           CLASSES AND
                         ACCOUNTS EXCEPT               RIVERSOURCE
                         THOSE LISTED TO      TAX      DISCIPLINED
                            THE RIGHT      QUALIFIED    SMALL CAP
                          (NONQUALIFIED)    ACCOUNTS    VALUE FUND   CLASS W
                         ---------------   ---------   -----------   -------
INITIAL INVESTMENT             $100           $100        $5,000       $500
ADDITIONAL INVESTMENTS         $100           $ 50        $  100       None
ACCOUNT BALANCE**              None           None        $2,500       $500

** If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.

If approved by the distributor, these minimums may be waived for accounts that are managed by an investment professional (for example, discretionary wrap accounts) or are a part of an employer-sponsored retirement plan.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial institution for information regarding wire or electronic funds transfer.


S.12

EXCHANGING OR SELLING SHARES

You may exchange or sell shares by having your financial institution process your transaction. If your account is maintained directly with your financial institution, you must contact that financial institution to exchange or sell shares of the fund. If your account was established with the distributor, there are a variety of methods you may use to exchange or sell shares of the fund.

WAYS TO REQUEST AN EXCHANGE OR SALE OF SHARES

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INSTITUTION

ALL REQUESTS     You can exchange or sell shares by having your financial
                 institution process your transaction. The financial institution through which you purchased shares may have different policies not described in this prospectus, including different transaction limits, exchange policies and sale procedures.

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL          Mail your exchange or sale request to:

                 REGULAR MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                P.O. BOX 8041
                                BOSTON, MA 02266-8041

                 EXPRESS MAIL   RIVERSOURCE INVESTMENTS (FUNDS)
                                C/O BFDS
                                30 DAN ROAD
                                CANTON, MA 02021-2809

                 Include in your letter:

                 -   your name

                 -   the name of the fund(s)

                 -   your account number

                 -   the class of shares to be exchanged or sold

                 - your Social Security number or Employer Identification number

                 - the dollar amount or number of shares you want to exchange or sell

                 - specific instructions regarding delivery or exchange destination

                 -   signature(s) of registered account owner(s)

                 - any special documents the transfer agent may require in order to process your order

                 Corporate, trust or partnership accounts may need to send additional documents.


                                                                            S.13

BY MAIL          Payment will be mailed to the address of record and made
(CONT.)          payable to the names listed on the account, unless your request specifies differently and is signed by all owners.

                 A Medallion Signature Guarantee is required if:

                 -   Amount is over $50,000.

                 - You want your check made payable to someone other than yourself.

                 -   Your address has changed within the last 30 days.

                 - You want the check mailed to an address other than the address of record.

                 -   You want the proceeds sent to a bank account not on file.

                 - You are the beneficiary of the account and the account owner is deceased (additional documents may be required).

                 A Medallion Signature Guarantee assures that a signature is genuine and not a forgery. The financial institution providing the Guarantee is financially liable for the transaction if the signature is a forgery. Eligible guarantors include commercial banks, trust companies, savings associations, and credit unions as defined by the Federal Deposit Insurance Act. Note: A guarantee from a notary public is not acceptable.

                 NOTE: Any express mail delivery charges you pay will vary depending on domestic or international delivery instructions.

BY TELEPHONE     Call (888) 791-3380. Unless you elect not to have telephone exchange and sale privileges, they will automatically be available to you. Reasonable procedures will be used to confirm authenticity of telephone exchange or sale requests. Telephone privileges may be modified or discontinued at any time.
                 Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate or qualified retirement accounts. You may request that these privileges NOT apply by writing to the address above.

                 Payment will be mailed to the address of record and made payable to the names listed on the account.

                 Telephone sale requests are limited to $100,000 per day.


S.14

BY WIRE OR ACH   You can wire money from your fund account to your bank account.
                 Make sure we have your bank account information on file. If we do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip.

                 Call (888) 791-3380 or send a letter of instruction, with a Medallion Signature Guarantee if required, to the address above.

                 A service fee may be charged against your account for each wire sent.

                 Minimum amount: $ 100

                 Your bank or financial institution may charge additional fees for wire transactions.

BY SCHEDULED     You may elect to receive regular periodic payments through an
PAYOUT PLAN      automatic sale of shares. See the SAI for more information.

IMPORTANT: Payments sent by a bank authorization or check that are not guaranteed may take up to ten days to clear. This may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

EXCHANGES

Generally, you may exchange your fund shares for shares of the same class of any other publicly offered RiverSource fund without a sales charge. Exchanges into RiverSource Tax-Exempt Money Market Fund may be made only from Class A shares. For complete information on the fund you are exchanging into, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after your transaction request is received in good order.

MARKET TIMING IS FREQUENT OR SHORT-TERM TRADING BY CERTAIN SHAREHOLDERS INTENDED TO PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS BY SELLING SHARES OF A FUND SHORTLY AFTER PURCHASE. MARKET TIMING MAY ADVERSELY IMPACT A FUND'S PERFORMANCE BY PREVENTING THE INVESTMENT MANAGER FROM FULLY INVESTING THE ASSETS OF THE FUND, DILUTING THE VALUE OF SHARES HELD BY LONG-TERM SHAREHOLDERS, OR INCREASING THE FUND'S TRANSACTION COSTS.

FUNDS THAT INVEST IN SECURITIES THAT TRADE INFREQUENTLY MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF INEFFICIENCIES IN THE SECURITIES MARKETS. FUNDS THAT INVEST IN SECURITIES THAT TRADE ON OVERSEAS SECURITIES MARKETS MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF CHANGES IN THE VALUES OF SECURITIES BETWEEN THE CLOSE OF OVERSEAS MARKETS AND


                                                                            S.15

THE CLOSE OF U.S. MARKETS, WHICH IS GENERALLY THE TIME AT WHICH A FUND'S NAV IS CALCULATED. TO THE EXTENT THAT A FUND HAS SIGNIFICANT HOLDINGS OF SMALL CAP STOCKS OR FOREIGN SECURITIES, THE RISKS OF MARKET TIMING MAY BE GREATER FOR THE FUND THAN FOR OTHER FUNDS.

SEE "PRINCIPAL INVESTMENT STRATEGIES" FOR A DISCUSSION OF THE TYPES OF SECURITIES IN WHICH YOUR FUND INVESTS.

SEE "VALUING FUND SHARES" FOR A DISCUSSION OF THE RIVERSOURCE FUNDS' POLICY ON FAIR VALUE PRICING, WHICH IS INTENDED, IN PART, TO REDUCE THE FREQUENCY AND EFFECT OF MARKET TIMING.

THE RIVERSOURCE FUNDS' BOARDS HAVE ADOPTED A POLICY THAT IS DESIGNED TO DETECT AND DETER MARKET TIMING. EACH FUND SEEKS TO ENFORCE THIS POLICY THROUGH ITS SERVICE PROVIDERS AS FOLLOWS:

- The fund tries to distinguish market timing from trading that it believes is not harmful, such as periodic rebalancing for purposes of asset allocation or dollar cost averaging. Under the fund's procedures, there is no set number of transactions in the fund that constitutes market timing. Even one purchase and subsequent sale by related accounts may be market timing. Generally, the fund seeks to restrict the exchange privilege of an investor who makes more than three exchanges into or out of the fund in any 90-day period. Accounts held by a retirement plan or a financial institution for the benefit of its participants or clients, which typically engage in daily transactions, are not subject to this limit, although the fund seeks the assistance of financial institutions in applying similar restrictions on the sub-accounts of their participants or clients.

- If an investor's trading activity is determined to be market timing or otherwise harmful to existing shareholders, the fund reserves the right to modify or discontinue the investor's exchange privilege or reject the investor's purchases or exchanges, including purchases or exchanges accepted by a financial institution. The fund may treat accounts it believes to be under common control as a single account for these purposes, although it may not be able to identify all such accounts.

- Although the fund does not knowingly permit market timing, it cannot guarantee that it will be able to identify and restrict all short-term trading activity. The fund receives purchase and sale orders through financial institutions where market timing activity may not always be successfully detected.

Other exchange policies:

-    Exchanges must be made into the same class of shares of the new fund.

- If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

-    Once the fund receives your exchange request, you cannot cancel it.

- Shares of the new fund may not be used on the same day for another exchange or sale.


S.16

SELLING SHARES

You may sell your shares at any time. The payment will be sent within seven days after your request is received in good order.

When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order, minus any applicable CDSC.

REPURCHASES. You can change your mind after requesting a sale and use all or part of the sale proceeds to purchase new shares in the same account, fund and class from which you sold. If you reinvest in Class A, you will purchase the new shares at NAV, up to the amount of the sale proceeds, instead of paying a sales charge on the date of a new purchase. If you reinvest in Class B or Class C, any CDSC you paid on the amount you are reinvesting also will be reinvested. In order for you to take advantage of this repurchase waiver, you must notify your financial institution within 90 days of the date your sale request was processed. Contact your financial institution for information on required documentation. The repurchase privilege may be modified or discontinued at any time and use of this option may have tax consequences.

Each fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

VALUING FUND SHARES

For classes of shares sold with an initial sales charge, the public offering or purchase price is the net asset value plus the sales charge. For funds or classes of shares sold without an initial sales charge, the public offering price is the NAV.

Orders in good form are priced at the NAV next determined after you place your order. Good form or good order means that your instructions have been received in the form required by the fund. This may include, for example, providing the fund name and account number, the amount of the transaction and all required signatures. For more information, contact your financial institution.

The NAV is the value of a single share of a fund. The NAV is determined by dividing the value of a fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open. Securities are valued primarily on the basis of market quotations. Market quotations are obtained from outside pricing services approved and monitored under procedures adopted by the Board. Certain short-term securities with maturities of 60 days or less are valued at amortized cost.


                                                                            S.17

When reliable market quotations are not readily available, investments are priced at fair value based on procedures adopted by the Board. These procedures are also used when the value of an investment held by a fund is materially affected by events that occur after the close of a securities market but prior to the time as of which the fund's NAV is determined. Valuing investments at fair value involves reliance on judgment. The fair value of an investment is likely to differ from any available quoted or published price. To the extent that a fund has significant holdings of foreign securities or small cap stocks that may trade infrequently, fair valuation may be used more frequently than for other funds. The funds use an unaffiliated service provider to assist in determining fair values for foreign securities.

Foreign investments are valued in U.S. dollars. Some of a fund's securities may be listed on foreign exchanges that trade on weekends or other days when the fund does not price its shares. In that event, the NAV of the fund's shares may change on days when shareholders will not be able to purchase or sell the fund's shares.

DISTRIBUTIONS AND TAXES

As a shareholder you are entitled to your share of your fund's net income and net gains. Each fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Your fund's net investment income is distributed to you as dividends. Dividends may be composed of qualifying dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which may include non-qualifying dividends, interest income and short-term capital gains. Capital gains are realized when a security is sold for a higher price than was paid for it. Each realized capital gain or loss is long-term or short-term depending on the length of time the fund held the security. Realized capital gains and losses offset each other. The fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains are included in net investment income. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions.

REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the fund, unless you request distributions in cash. The financial institution through which you purchased shares may have different policies. Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.


S.18

TAXES

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. If you sell shares for less than their cost, the difference is a capital loss. If you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).

You may not create a tax loss, based on paying a sales charge, by exchanging shares within 91 days of purchase. If you buy Class A shares and within 91 days exchange into another fund, you may not include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased. For more information, see the SAI.

Distributions are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

Income received by a fund may be subject to foreign tax and withholding. Tax conventions between certain countries and the U.S. may reduce or eliminate these taxes.

Selling shares held in an IRA or qualified retirement account may subject you to federal taxes, penalties and reporting requirements. Please consult your tax advisor.

REITs often do not provide complete tax information until after the calendar year-end; generally mid to late January and continuing through early February. Consequently, if your fund has significant investments in REITs, you may not receive your Form 1099-DIV until February. Other RiverSource funds tax statements are mailed in January.

IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in a fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.


                                                                            S.19

GENERAL INFORMATION

AVAILABILITY AND TRANSFERABILITY OF FUND SHARES

Please consult your financial institution to determine availability of RiverSource funds. Currently, RiverSource funds may be purchased or sold through affiliated broker-dealers of RiverSource Investments and through certain unaffiliated financial institutions. If you set up an account at a financial institution that does not have, and is unable to obtain, a selling agreement with the distributor of the RiverSource funds, you will not be able to transfer RiverSource fund holdings to that account. In that event, you must either maintain your RiverSource fund holdings with your current financial institution, find another financial institution with a selling agreement, or sell your shares, paying any applicable CDSC. Please be aware that transactions in taxable accounts are taxable events and may result in income tax liability.

ADDITIONAL SERVICES AND COMPENSATION

In addition to acting as the fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the funds.

Administration Services. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the RiverSource funds. These services include administrative, accounting, treasury, and other services. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Custody Services. Ameriprise Trust Company, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the custodian or Ameriprise Trust Company), provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association provides custody services. In addition, Ameriprise Trust Company is paid for certain transaction fees and out-of-pocket expenses incurred while providing services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."


S.20

Distribution and Shareholder Services. RiverSource Distributors, Inc., 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and Ameriprise Financial Services, 70100 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (collectively, the distributor), provide underwriting and distribution services to the RiverSource funds. Under the Distribution Agreement and related distribution and shareholder servicing plans, the distributor receives distribution and shareholder servicing fees. The distributor may retain a portion of these fees to support its distribution and shareholder servicing activity. The distributor re-allows the remainder of these fees (or the full fee) to the financial institutions that sell fund shares and provide services to shareholders. Fees paid by a fund for these services are set forth under "Distribution (12b-1) fees" in the expense table under "Fees and Expenses." More information on how these distribution and shareholder services fees are used is set forth under "Investment Options -- Classes of Shares" and in the SAI. The distributor also administers any sales charges paid by an investor at the time of purchase or at the time of sale. See "Shareholder Fees (fees paid directly from your investment)" under "Fees and Expenses" for the scheduled sales charge of each share class. See "Buying and Selling Shares: Sales Charges" for variations in the scheduled sales charges, and for how these sales charges are used by the distributor. See "Other Investment Strategies and Risks" for the RiverSource funds' policy regarding directed brokerage.

Plan Administration Services. Under a Plan Administration Services Agreement the Fund pays for plan administration services, including recordkeeping, communication or educational services to 529 and retirement plan sponsors, plans and plan participants. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

Transfer Agency Services. RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the transfer agent or RiverSource Service Corporation), provides or compensates others to provide transfer agency services to the RiverSource funds. The RiverSource funds pay the transfer agent a fee, which varies by class, as set forth in the SAI and reimburses the transfer agent for its out-of-pocket expenses incurred while providing these transfer agency services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses." RiverSource Service Corporation pays a portion of these fees to financial institutions that provide sub-recordkeeping and other services to fund shareholders. The SAI provides additional information about the services provided and the fee schedules for the transfer agent agreements.


                                                                            S.21

PAYMENTS TO FINANCIAL INSTITUTIONS

RiverSource Investments and its affiliates may make or support additional cash payments out of their own resources to financial institutions, including inter-company allocation of resources to affiliated broker-dealers such as Ameriprise Financial Services (and its licensed representatives), in connection with selling fund shares or providing services to the fund or its shareholders. These payments and inter-company allocations are in addition to any 12b-1 distribution and/or shareholder service fees or other amounts paid by the fund to the distributor under distribution or shareholder servicing plans, or paid by the fund to the transfer agent under its transfer agency agreement, which fees may be used by these entities to support shareholder account maintenance, sub-accounting, recordkeeping or other services provided directly by the financial institution. In exchange for these payments and inter-company allocations, RiverSource Investments and its affiliates may receive preferred access to registered representatives of a financial institution (for example, the ability to make presentations in branch offices or at conferences) or preferred access to customers of the financial institution (for example, the ability to advertise or directly interact with the financial institution's customers in order to sell the fund). These arrangements are sometimes referred to as "revenue sharing payments." In some cases, these arrangements may create an incentive for a financial institution or its representatives to recommend or sell shares of a fund and may create a conflict of interest between a financial institution's financial interest and its duties to its customers. Please contact the financial institution through which you are purchasing shares of the fund for details about any payments it may receive in connection with selling fund shares or providing services to the fund. These payments and inter-company allocations are usually calculated based on a percentage of fund sales, and/or as a percentage of fund assets attributable to a particular financial institution. These payments may also be negotiated based on other criteria or factors including, but not limited to, the financial institution's affiliation with the investment manager, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships and the scope and quality of services it provides. The amount of payment or inter-company allocation may vary by financial institution and by type of sale (e.g., purchases of different share classes or purchases of the fund through a qualified plan or through a wrap program), and may be significant.

From time to time, RiverSource Investments and its affiliates may make other reimbursements or payments to financial institutions or their representatives including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject.


S.22

ADDITIONAL MANAGEMENT INFORMATION

MANAGER OF MANAGERS EXEMPTION. The RiverSource funds have received an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for a fund without first obtaining shareholder approval. The order permits the fund to add or change unaffiliated subadvisers or change the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

RiverSource Investments or its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create a conflict of interest. In making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, RiverSource Investments does not consider any other relationship it or its affiliates may have with a subadviser, and RiverSource Investments discloses the nature of any material relationships it has with a subadviser to the Board.

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to RiverSource funds that provide asset-allocation services to shareholders by investing in shares of other RiverSource funds (Funds of Funds) and to discretionary managed accounts (collectively referred to as "affiliated products"). A fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time or through other measures, a fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of a fund, a redemption by one or more affiliated products could cause a fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments will report to the Board on the steps it has taken to manage any potential conflicts.

CASH RESERVES. A fund may invest its daily cash balance in RiverSource Short-Term Cash Fund (Short-Term Cash Fund), a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. While Short-Term Cash Fund does not pay an advisory fee to RiverSource Investments, it does incur other expenses, and is expected to operate at a very low expense ratio. A fund will invest in Short-Term Cash Fund only to the extent it is consistent with the fund's investment objectives and policies. Short-Term Cash Fund is not insured or guaranteed by the FDIC or any other government agency.


                                                                            S.23

FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by a fund. A description of these policies and procedures is included in the SAI.

LEGAL PROCEEDINGS. Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the fund. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


S.24

This fund can be purchased from Ameriprise Financial Services or from a limited number of other authorized financial institutions. The fund can be found under the "RiverSource" banner in most mutual fund quotations.

Additional information about the fund and its investments is available in the fund's SAI, and annual and semiannual reports to shareholders. In the fund's annual report, you will find a discussion of market conditions and investment strategies that significantly affected the fund's performance during its most recent fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report, or the semiannual report, or to request other information about the fund, contact RiverSource Funds or your financial institution. To make a shareholder inquiry, contact the financial institution through whom you purchased the fund.

RiverSource Funds
734 Ameriprise Financial
Center Minneapolis, MN 55474
(888) 791-3380

RiverSource Funds information available at RiverSource Investments website address: riversource.com/funds

You may review and copy information about the fund, including the SAI, at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-942-8090). Reports and other information about the fund are available on the EDGAR Database on the Commission's Internet site at www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, Washington, D.C. 20549-0102.

Investment Company Act File #811-10427

TICKER SYMBOL
Class A:  AAICX
Class B:  APCBX
Class C:  --
Class I:  AILIX
Class R4: --

(RIVERSOURCE(SM) LOGO)                                       S-6259-99 H (12/06)
          INVESTMENTS